UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2010

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Consulting Agreement

On October 3, 2010, Sky Petroleum, Inc. and Orsett Ventures Inc., a British Virgin Islands company (the “Consultant”), entered into Amendment No. 2 to Consultant Agreement for Business Development in the Republic of Albania, dated May 18, 2010 (“Agreement”).  The Agreement is described in Sky Petroleum’s Current Report on Form 8-K filed with the SEC on May 25, 2010 and is incorporated by reference herein.  Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Form 8-K filed on May 25, 2010.

On June 29, 2010, Sky Petroleum and the Consultant entered into Amendment No. 1 to the Agreement to, among other items, amend Sky Petroleum’s payment obligations to the Consultant in connection with the First Qualifying Transaction by amending and restating Schedule C to the Agreement.  The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Sky Petroleum’s Current Report on Form 8-K, filed with the SEC on June 30, 2010, which information is incorporated by reference herein.

Pursuant to Amendment No. 2 to the Agreement, Sky Petroleum’s payment obligations to the Consultant were further amended to reflect the expanded nature and scope of the services provided by the Consultant to Sky Petroleum in order to provide what the Board of Directors of Sky Petroleum has determined, in negotiation with the Consultant, is fair market consideration for the additional value conferred on Sky Petroleum by the expanded nature and scope of such services.  Accordingly, Amendment No. 2 to the Agreement amends and restates Appendix A to the Agreement to evidence the expanded nature and scope of the services provided to Sky Petroleum by the Consultant which include, in addition to those services currently provided by the Consultant under the Agreement, the following:

•	the Consultant will provide in-country and local support to assist Sky Petroleum with the acquisition, development and obtaining approvals for projects in the Republic of Albania;

•	the Consultant will make introductions to financial institutions and capital sources and provide support in capital raising transactions;

•
the Consultant will make introductions to strategic partners, third-party operators and local experts and vendors to assist in the acquisition, development and commercialization of oil and gas properties in the Republic of Albania; and

•
the Consultant will assist Sky Petroleum with strategic planning and project plans in connection with in the acquisition, development and commercialization of oil and gas properties in the Republic of Albania.

In consideration for expanding the nature and scope of the Consultant’s services under Amendment No. 2 to the Agreement, Sky Petroleum agreed to further amend and restate Schedule C to the Agreement to provide for the acceleration of certain amounts due under the Agreement and for the payment of additional compensation as fair market consideration for the additional value conferred on Sky Petroleum by the expanded nature and scope of the services provided by the Consultant.  Accordingly, Schedule C to the Agreement was amended and restated in Amendment No. 2 to the Agreement to provide for the following:

•
concurrent with the valid execution and delivery of Amendment No. 2 to the Agreement, Sky Petroleum’s Board of Directors will designate 5,000,000 shares of Sky Petroleum’s authorized but unissued preferred shares as Series B Convertible Preferred Shares (the “Series B Preferred Shares”) and within five business days of such designation, Sky Petroleum will file a certificate of designations (“Certificate of Designations”) with the Secretary of State of the State of Nevada  in respect of the Series B Preferred Shares.  The Series B Preferred Shares shall be convertible into shares of common stock of Sky Petroleum (“Common Shares”) after a period of twelve months from the date of initial issuance at a ratio of 4.4 Common Shares for each Series B Preferred Share.  In addition to the twelve month restriction on conversion and such other terms as are normally associated with convertible preferred shares, the Series B Preferred Shares shall not be converted by the Consultant if after giving effect to such conversion the Consultant would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of Sky Petroleum which equals 4.99% or greater of the total issued and outstanding voting securities of Sky Petroleum during the ninety day period ending on the date of conversion (the “Beneficial Ownership Limitation”); provided, however, that the Consultant may waive the Beneficial Ownership Limitation by providing Sky Petroleum with sixty-one days notice of the Consultant’s desire to waive the Beneficial Ownership Limitation.

•	within five business days of the filing of the Certificate of Designations, Sky Petroleum will issue 3,863,636 Series B Preferred Shares and 1,500,000 Common Shares to the Consultant;

•	within forty-five days of the valid execution and delivery of Amendment No. 2 to the Agreement, Sky Petroleum will pay the Consultant the sum of $150,000; and

•
 within five business days of the valid execution and delivery of the Second Qualifying Agreement, defined below, and the receipt of such regulatory and governmental approvals as may be required under applicable Albanian law, Sky Petroleum will issue 1,136,364 Series B Preferred Shares and pay $150,000 to the Consultant.  The Second Qualifying Agreement is defined in amended and restated Schedule C to Amendment No. 2 to the Agreement as one or more definitive binding, written agreements entered into prior to April 30, 2011 that provide or provides for the Sky Petroleum’s privatization and acquisition of assets, rights, wells, concessions, rigs, storage facilities, equipment, licenses, permits, data and other assets of Albpetrol Sh.a (“Albpetrol”), and of properties, concessions, rights and permits for oil production (excluding Block 4, Block 5 and Block Dumre previously acquired by Sky Petroleum) as may be negotiated between Sky Petroleum and Albpetrol or between Sky Petroleum and the Ministry of Economy, Trade and Energy of the Republic of Albania (the “Second Qualifying Assets”); and (B) execution of definitive Production Sharing Agreements in the form mandated in the “Petroleum Law”, No.7746, date 28.07.1993 and the document “Albanian Legislation and the Framework for Petroleum Exploration and Production” related to the Second Qualifying Assets that vest all rights to the Second Qualifying Assets in Sky Petroleum.

The foregoing description of Amendment No. 2 to the Agreement is qualified in its entirety by the copy of Amendment No. 2 to the Agreement, which is filed as Exhibit 10.12 to this Current Report on Form 8-K, and which is hereby incorporated by reference into this Item 1.01.

Item 5.02.  Election of Directors

Appointment of His Excellency Sheikh Jabor Bin Yusef Bin Jassim Al Thani to Sky Petroleum’s Board of Directors

On October 6, 2010, the Board of Directors appointed His Excellency Sheikh Jabor Bin Yusef Bin Jassim Al Thani as a director of Sky Petroleum.  H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani was appointed to fill a vacant seat on the Board of Directors pursuant to the powers conferred on the Board under Sky Petroleum’s bylaws.

In consideration for his services as a director of Sky Petroleum, the Board has approved the payment to H. E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani of the following compensation:

•	annual director fees of $30,000 per year, payable quarterly in arrears;

•	director compensation options consisting of 300,000 options exercisable to acquire shares of common stock of the Sky Petroleum;

•	50,000 common shares of Sky Petroleum as a signing bonus;

•	meeting fees of $1,200 per meeting, including committee meetings; and

•	reimbursement of expenses related to H. E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani’s services in his capacity as a member of the Board of Directors of Sky Petroleum.

H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani is the chairman and director of several privately established companies in Qatar, which are active in industrial, commercial, representation, real-estate, energy conference and exhibition industries. H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani chairs the Energy and Environmental Holding, and United Group for Projects, whose subsidiary Qatar Expo hosted the Forbes CEO Middle East Forum.  H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani is the Chairman of insurance and reinsurance that includes two regulated entities by Qatar Financial Center Regulatory Authority (QFCRA).  He also serves on the advisory board of directors of Georgetown University in Qatar.

Sky Petroleum is not aware of any family relationships, by blood, marriage, or adoption, between H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani and any other director, executive officer, or other nominees.  Sky Petroleum knows of no transactions involving Sky Petroleum during the last two years in which H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani has or had a direct or indirect interest.

H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani will serve as a member of the Board of Directors until the next general meeting of Sky Petroleum’s shareholders or until his successor is appointed or elected and qualified.

Item 7.01  Regulation FD Disclosure

On October 6, 2010, Sky Petroleum issued the press release attached hereto as Exhibit 99.1 announcing the appointment of H.E. Sheikh Jabor Bin Yusef Bin Jassim Al Thani to the Board of Directors of Sky Petroleum.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01    Exhibits

Exhibit	Description
10.12	Amendment No. 2 to Consultant Agreement for Business Development in the Republic of Albania
99.1	Press Release, dated October 6, 2010*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: October 7, 2010	By: /s/ Michael D. Noonan Michael D. Noonan VP Corporate

EXHIBIT INDEX

Exhibit	Description
10.12	Amendment No. 2 to Consultant Agreement for Business Development in the Republic of Albania
99.1	Press Release, dated October 6, 2010*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.